STOCK PURCHASE AGREEMENT



                                 BY AND BETWEEN



                               GUIDANT CORPORATION


                                       AND


                           EVEREST MEDICAL CORPORATION



                            DATED AS OF MARCH 6, 1998





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                                TABLE OF CONTENTS

                                                                            Page

1.      Purchase and Sale of Common Stock.....................................1
        1.1      Purchase and Sale............................................1
        1.2      Closing......................................................1

2.      Representations and Warranties of the Company.........................1
        2.1      Corporate Organization and Authority.........................1
        2.2      Capitalization...............................................2
        2.3      Equity Investments...........................................2
        2.4      Authority; No Conflict.......................................3
        2.5      Securities and Exchange Commission Documents.................3
        2.6      Business Changes.............................................4
        2.7      Litigation...................................................5
        2.8      Compliance with Law..........................................6
        2.9      Title to Properties..........................................6
        2.10     Licenses, etc................................................6
        2.11     No Default...................................................6
        2.12     Proprietary Rights...........................................6
        2.13     Environmental Matters........................................7
        2.14     Taxes........................................................7
        2.15     Private Offering.............................................8
        2.16     Employee Plans and Relations.................................8
        2.17     Brokers or Finders...........................................8
        2.18     Full Disclosure..............................................8

3.      Representations and Warranties of Guidant.............................9
        3.1      Corporate Organization.......................................9
        3.2      Authority; No Conflict.......................................9
        3.3      Restricted Shares............................................9
        3.4      Brokers or Finders..........................................10

4.      Covenants of the Company.............................................10
        4.1      Corporate Existence.........................................10
        4.2      Conduct of Business in Normal Course........................10
        4.3      Maintenance.................................................10
        4.4      Use of Proceeds.............................................10
        4.5      Preservation of Business and Relationships..................10
        4.6      Reports and Access to Information...........................10


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5.      Registration Rights; Right of Participation; Right of Consideration..11
        5.1      Demand Registration Rights..................................11
        5.2      Piggy-Back Registration.....................................12
        5.3      Expenses of Registration....................................13
        5.4      Registration Procedures.....................................14
        5.5      Information by Guidant......................................15
        5.6      Limitations on Registration of Issues of Securities.........15
        5.7      Rule 144 Reporting..........................................15
        5.8      Transfer or Assignment of Registration Rights...............15
        5.9      Termination of Registration Rights..........................16
        5.10     Right of Participation......................................16
        5.11     Right of Consideration......................................17

6.      Conditions Precedent.................................................18
        6.1      Conditions to Obligations of Guidant........................18
        6.2      Conditions to Obligations of the Company....................19

7.      Indemnification......................................................19
        7.1      Indemnification by the Company..............................19
        7.2      Indemnification Procedure...................................19

8.      Additional Agreements................................................20
        8.1      Confidentiality.............................................20

9.      Miscellaneous........................................................20
        9.1      Powers and Rights Not Waived; Remedies Cumulative...........20
        9.2      Notice......................................................20
        9.3      Successors and Assigns......................................21
        9.4      Survival of Covenants and Representations...................21
        9.5      Severability................................................21
        9.6      Waiver of Conditions........................................21
        9.7      Counterparts................................................22
        9.8      Governing Law...............................................22
        9.9      Captions....................................................22
EXHIBITS

Exhibit A        Disclosure Schedule


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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is entered into as of March 6, 1998, by and between GUIDANT CORPORATION, an Indiana corporation ("Guidant"), and EVEREST MEDICAL CORPORATION, a Minnesota corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, Guidant desires to purchase from the Company, and the Company desires to sell to Guidant, 411,765 shares (each, individually, a "Share," collectively, the "Shares") of the Company's Common Stock, par value $0.01 (the "Common Stock"), all as more fully described below, on the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants contained herein, the Company and Guidant hereby agree as follows:

         1.  Purchase and Sale of Common Stock.

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Guidant agrees to purchase at the Closing and the Company agrees to issue and sell to Guidant at the Closing 411,765 Shares at a purchase price of $700,000 ($1.70 per Share).

         1.2 Closing. (a) The purchase and sale of the Shares shall take place via telecopy on March 6, 1998 at 11:00 a.m., Central Standard Time, or at such other time as the Company and Guidant mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to Guidant certificates representing the shares being purchased hereby against delivery by Guidant to the Company of the purchase price therefor by wire transfer payable in same-day funds to an account specified by the Company.

         2. Representations and Warranties of the Company. Except as otherwise set forth in the Disclosure Schedule attached hereto as Exhibit A (the "Disclosure Schedule") or in any document expressly referenced in the Disclosure Schedule, the Company represents and warrants to Guidant as of the date hereof as follows:

         2.1 Corporate Organization and Authority. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is qualified to do business and is in good standing as a foreign corporation in all states in which qualification is required by the nature of its business except where the failure to be so qualified would not have a material adverse effect on the Company.
The Company does not have any subsidiaries.


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         2.2  Capitalization.  The authorized capital of the Company is, or will be immediately prior to the Closing, as follows:

         (a) Common Stock. Eleven million nine hundred eighty-seven thousand five hundred ninety-four (11,987,594) shares of Common Stock, par value $0.01, of which seven million forty-five thousand five hundred nine (7,045,509) shares are issued and outstanding;

         (b) Preferred Stock. Three million twelve thousand four hundred six (3,012,406) shares of Preferred Stock: One million four hundred thousand
(1,400,000)  shares have been  designated  Series A Preferred  Stock,  par value
$0.01, of which six hundred thirty-two thousand nine hundred thirty-seven (632,937) shares are issued and outstanding; seven hundred thirty thousand
(730,000) shares are designated Series B Preferred Stock, par value $0.01, of which six hundred thirty-seven thousand two hundred seventy-three (637,273) are issued and outstanding; four hundred ten thousand nine hundred six (410,906) shares are designated Series C Preferred Stock, par value $0.01, all of which are issued and outstanding; and four hundred seventy-one thousand five hundred (471,500) shares are designated Series D Preferred Stock, par value $0.01, all of which are issued and outstanding.

         (c) Options and Warrants. Except for (i) fifty-two thousand fifty-eight (52,058) shares of Common Stock reserved for issuance pursuant to the Employee Stock Purchase Plan, (ii) options issued or issuable for up to an aggregate of three hundred four thousand seven hundred (304,700) shares of Common Stock pursuant to the 1986 Incentive Stock Option Plan, (iii) options issued or issuable for up to an aggregate of one hundred ninety-one thousand (191,000) shares of Common Stock pursuant to the 1986 Non-Statutory Stock Option Plan,
(iv) options issued or issuable for up to an aggregate of four hundred ninety thousand two hundred thirteen (490,213) shares of Common Stock pursuant to the 1992 Stock option Plan, (v) options issued or issuable for up to an aggregate of five hundred thousand (500,000) shares of Common Stock pursuant to the 1997 Stock Option Plan, (vi) and warrants to purchase an aggregate of one million five hundred thousand one hundred eighty-one (1,500,181) shares of Common Stock (as set forth on the Disclosure Schedule), there are no outstanding options, warrants, rights (including preemptive rights, but excluding rights to convert Preferred Stock into Common Stock pursuant to the provisions of the Articles of Incorporation or any Certificate of Designation filed with the Secretary of State of Minnesota) orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. There exist no rights of first refusal or similar rights with respect to shares of the Company's capital stock issued or sold by the Company, other than rights created by this Agreement.

         All of the outstanding Common Stock and Preferred Stock was issued in compliance with applicable federal and state securities laws and regulations. All of the outstanding shares of the Common and Preferred Stock are, and the Shares will be, duly authorized, validly issued, fully paid and nonassessable.

         2.3 Equity Investments. The Company does not own any equity stock or interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.


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         2.4  Authority;  No Conflict.  The Company has all requisite  corporate power and authority to enter into this Agreement and to issue the Shares and, subject to satisfaction of the conditions set forth herein and therein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Section 0 hereof are satisfied, the execution and delivery of this Agreement does not or will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or Bylaws of the Company, or (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to the Company or its respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations or accelerations which, individually or in the aggregate would not have a material adverse effect on the Company.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity"), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

         2.5 Securities and Exchange Commission Documents. Since it registered itself under the Securities Exchange Act of 1934 (the "Exchange Act") on December 6, 1990, the Company has filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act (all of the foregoing, together with
Registration Statements Nos. 33-37352 and 33-45872, as amended, being referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and, as of their respective dates, none of the SEC Documents taken as a whole (when read together with all exhibits included therein and financial statement schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published results and regulations of the commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustment).

         2.6 Business Changes. Since December 31, 1997, except as otherwise contemplated by this Agreement or as disclosed in writing to Guidant or in the SEC Documents, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of the Company.

         (b) The Company has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of the Company.

         (c) The Company has not incurred debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of One Hundred Thousand Dollars ($100,000) for any single occurrence.

         (d) The Company has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of One Hundred Thousand Dollars ($100,000) for any single occurrence.

         (e) The Company has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of the Company.

         (f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Company.

         (g) The Company has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, other than inventory sold in the normal course of business or accounts receivable.

         (h) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such other assets and property, in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of One Hundred Thousand Dollars ($100,000) for any single item or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate other than inventory sold or returned in the normal course of business.

         (i) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; the Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of One Hundred Thousand Dollars ($100,000) for any single item or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

         (j) The Company has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

         (k) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 0)

         (l) The  Company  has not  adopted  or amended  any  bonus,  incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

         (m) The Company has not effected or agreed to effect any change in its directors, officers or key employees.

         (n) The Company has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws, except as contemplated by this Agreement.

         2.7 Litigation. Except as disclosed in the SEC Documents, there is no material claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on the Company), and to its knowledge, none have been threatened. The Company is aware of no facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

         2.8 Compliance with Law. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of the Company which are necessary to the conduct of the Company's business ("Permits") are in full force and effect and the Company is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company, the business of the Company has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

         2.9 Title to Properties. The Company has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, except as sold or otherwise disposed of in the ordinary course of business.

         2.10 Licenses, etc. To its knowledge, the Company owns or possesses all the material trade names, service marks, licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any known conflict with the rights of others.

         2.11  No Default.

         (a) Each of the Company's material agreements or contracts is a legal, binding and enforceable obligation by or against the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the Company's knowledge, no party with whom the Company has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the Company's business.

         (b) The Company has performed, or is now performing, the obligations of, and the Company is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the contracts of the Company, whether fully performed or currently being performed, nor has the Company received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

         2.12  Proprietary Rights.

         (a) The Company owns or possesses licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of the Company, and the same are sufficient to conduct the Company's business as it has been and is now being conducted.

         (b) The operations of the Company do not conflict with or infringe, and no one has asserted to the Company that such operations conflict with or infringe, on any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on the Company), and, none has been threatened against the Company. To the knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of the Company as it has been and is now being conducted.

         (c) To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer.

         2.13 Environmental Matters. The Company is, and at all times during the period prior to the date hereof the Company has been, in compliance with all applicable local, state and federal statutes, orders, rules, ordinances and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to zoning and land use and to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials or wastes into or on land, ambient air, surface water, ground water, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes.

         2.14 Taxes. All tax returns required to be filed by the Company in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or its Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1996, the federal income tax liability of the Company has been satisfied. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional federal or state income taxes due since said date is pending or, to the knowledge of the Company, threatened. The provisions for taxes on the books of the Company are adequate in all material respects for all open years, and for its current fiscal period.

         2.15 Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Shares or any similar security or has solicited or will solicit an offer to acquire the Shares or any similar security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Shares or any similar security with any person other than Guidant. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Shares or any similar security or has solicited or will solicit an offer to acquire the Shares or any similar security from any Person so as to bring the issuance of the Shares within the provisions of section 5 of the Securities Act.

         2.16  Employee Plans and Relations.

         (a) Except as provided in the SEC Documents, the Company does not have any: (i) employee benefit plans, multi-employer plans and employee benefit plans (as defined in section 3(2) or section 3(3) of the Employee Retirement Income Security Act of 1974, as amended); (ii) bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plan or arrangement; (iii) employment, consulting or termination agreement; or (iv) other plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as a director, officer, employee or independent contractor.

         (b) The Company has not been and is not a party to, or subject to, or affected by, any collective bargaining agreement or other labor contract. The Company has complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

         2.17 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.18 Full Disclosure. Neither this Agreement, nor the SEC Documents, nor any other written statement furnished by the Company to Guidant in connection with the negotiation of the sale of the Shares, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact peculiar to the Company which the Company has not disclosed to Guidant in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely, the properties, business, profits or condition (financial or otherwise) of the Company taken as a whole.

         3. Representations and Warranties of Guidant. Except as contemplated by this Agreement, Guidant represents and warrants to the Company as of the date hereof as follows:

         3.1 Corporate Organization. Guidant is a corporation duly incorporated, validly existing and in good standing under the laws of Indiana.

         3.2 Authority; No Conflict. Guidant has all requisite corporate power and authority to enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Guidant. This Agreement has been duly executed and delivered by Guidant and constitutes the valid and binding obligation of Guidant enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Section 0 are satisfied, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or Bylaws of Guidant, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Guidant or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations or accelerations which individually or in the aggregate would not have a material adverse effect on Guidant.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Guidant in connection with the execution and delivery of this Agreement by Guidant or the consummation by Guidant of the transactions contemplated hereby or thereby.

         3.3 Restricted Shares. Guidant represents and agrees, and in entering into this Agreement, the Company understands, and is relying upon Guidant's representations and agreement, that (a) Guidant is acquiring the Shares for Guidant's own account, and for the purpose of investment and not with a view to the distribution thereof, and that Guidant has no present intention of selling, negotiating or otherwise disposing of the Shares; it being understood, however, that the disposition of Guidant's property shall at all times be and remain within its control, and (b) the Shares have not been registered under section 5 of the Securities Act and that Guidant will only re-offer or resell the Shares purchased by Guidant under this Agreement pursuant to an effective registration statement under the Securities Act or in accordance with an available exemption from the requirements of section 5 of the Securities Act.

         3.4 Brokers or Finders. Guidant has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Guidant has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4. Covenants of the Company. From and after the Closing until the earlier to occur of (a) the Five (5) year anniversary of the Closing, (b) the date on which Guidant owns fewer than 50,000 Shares, or (c) at such earlier time as may be specified herein, the Company covenants and agrees with Guidant that:

         4.1 Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Company.

         4.2 Conduct of Business in Normal Course. The Company will not incorporate nor cause to be incorporated any subsidiaries ("Subsidiaries") without the prior written consent of Guidant. The Company and its Subsidiaries shall carry on the business and their activities diligently and in the ordinary course.

         4.3 Maintenance. The Company will maintain, preserve and keep, and will cause each of its Subsidiaries, if any, to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained in all material respects.

         4.4 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares for general working capital and for other corporate purposes.

         4.5 Preservation of Business and Relationships. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         4.6 Reports and Access to Information. The Company shall use reasonable efforts to furnish promptly to Guidant (a) a copy of each report, schedule and other document filed or received by the Company during such period pursuant to the requirements of federal and state securities laws and (b) all other material information concerning the business, properties and personnel of the Company and any other materials as Guidant may reasonably request. Guidant will not use such information for purposes other than as contemplated by this Agreement and will otherwise hold such information in confidence (and Guidant will cause its consultants and advisors to also hold such information in confidence).

         5. Registration Rights; Right of Participation; Right of Consideration.

         5.1 Demand Registration Rights. If the Company shall receive at any time after the Closing a written request from Guidant (including, for the purposes of this Article 5, persons to whom Guidant may have sold or transferred all or some of the Shares together with an assignment of the rights contained in this Article 5) that the Company effect any registration with respect to some or all of the Shares, the Company will, as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities
Act) as would permit or facilitate the sale and distribution of all of the Shares that are specified in such request.

         The Company shall not be obligated to effect, any such registration pursuant to this Section 5.1:

                  (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                  (ii) After the Company has initiated one such registration pursuant to this Section 5.1 (counting for these purposes only registrations which have been declared or ordered effective and registrations which have been withdrawn by Guidant as to which Guidant has not elected to bear, pursuant to Section 5.3, the expenses of such registration and would, absent such election, have been required to bear such expenses).

         (a) Filing of Registration Statement.  Subject to the foregoing clauses
(i) and (ii), the Company shall file a registration statement covering the Shares so requested to be registered as soon as practicable after receipt of Guidant's request; provided, however, that if, in the good faith judgment of the Board of Directors of the Company (the "Board"), such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and if the Company shall furnish to Guidant a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of Guidant, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

         The registration statement filed pursuant to the request of Guidant may, subject to the provisions of this Article 5, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

         (b)  Procedures.   If  the  Company  shall  request  inclusion  in  any
registration pursuant to Section 5.1 of securities being sold for its own account, or if other shareholders shall request inclusion in any registration pursuant to Section 5.1, Guidant shall offer to include such securities in the registration and the underwriting, if any, and may condition such offer on their acceptance of the further applicable provisions of this Article 5. The Company shall (together with Guidant and all other shareholders) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters, if any, selected for such underwriting by Guidant in its discretion. Notwithstanding any other provision of this Section 5.1, if the representative of the underwriters, if any, advises Guidant in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated first, to Guidant and those other shareholders with pari passu registration rights (collectively, "Other Rights Holders"), with such allocation to be made among Guidant and the Other Rights Holders on a pro rata basis, second, to the Company, and third, to other shareholders (collectively, the "Junior Rights Holders") with registration rights junior to the rights of Guidant and the Other Rights Holders, with the number of shares to be included allocated among the Junior Rights Holders on a pro rata basis. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or Guidant. Any securities excluded shall also be withdrawn from such registration.

         5.2  Piggy-Back Registration.

         (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 5.1), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will promptly give to Guidant written notice thereof and use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 5.2(b) below, and in any underwriting involved therein, all the Shares specified in a written request or requests, made by any Guidant and received by the Company within twenty (20) days after such written notice from the Company. Such written request may specify all or a part of the Shares.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Guidant as a part of its written notice to Guidant. In such event, the right of Guidant to registration pursuant to this Section 5.2 shall be conditioned upon Guidant's participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. Guidant shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 5.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Shares from, or limit the number of Shares to be included in, the registration and underwriting. The Company may limit, to the extent so advised by the underwriters, the amount of securities (including Shares) to be included in the registration by the Company's shareholders (including Guidant), or may exclude, on a pro rata basis based on the number of shares of Common Stock held (including shares of Common Stock issued or issuable upon conversion of other securities of the Company, but excluding shares which have previously been registered or sold to the public) to the extent so advised by the underwriters, such underwritten securities entirely from such registration; provided, however, that any such limitation or cut back shall first be applied to all shares proposed to be sold in such offering other than for the account of the Company which are not Shares; and provided, further, that the aggregate value of securities (including Shares) to be included in such registration by Guidant may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth herein. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         5.3 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 5.1 and 5.2 hereof shall be borne by the Company; provided, however, that if Guidant bears the expenses for any registration proceeding begun pursuant to Section 5.1 and subsequently withdrawn by Guidant registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section
5.1 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to Guidant at the time of Guidant's request for registration under Section 5.1, in which event such registration shall not be treated as a counted registration for purposes of Section 5.1 hereof, even though Guidant did not bear the expenses for such registration. For the purposes of this Section 5.3, the expenses of a registration shall include, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for Guidant, blue sky fees and expenses, and the expenses of any audits required by such registration, but excluding all underwriting discounts and selling commissions, which shall be borne by the holders of securities so registered pro rata on the basis of the number of shares of securities registered on their behalf.

         5.4 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 5.2, the Company will keep Guidant advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

         (a) Keep such registration effective for a period of one hundred twenty
(120) days or until Guidant has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that _. such one hundred twenty (120) day period shall be extended for a period of time equal to the period Guidant refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company or the Company;

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Guidant from time to time may reasonably request;

         (d) Notify Guidant at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of Guidant, prepare and furnish to Guidant a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

         (e) Cause all such Shares registered pursuant hereunder to be listed on each securities quotation system or exchange on which similar securities issued by the Company are then listed;

         (f) Provide a transfer agent and registrar for all Shares registered pursuant to such registration statement and a CUSIP number for all such Shares, in each case not later than the effective date of such registration;

         (g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 5.1 hereof, enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions; and

         (h) Use its best efforts to comply with all applicable rules and regulations of the Commission.

         5.5 Information by Guidant. Guidant shall furnish to the Company such information regarding Guidant and the distribution proposed by Guidant as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article 5.

         5.6 Limitations on Registration of Issues of Securities. Without the prior written consent of Guidant, the Company shall not grant any holders or prospective holders of securities of the Company registration rights which are senior to the rights of Guidant hereunder. The Company may grant registration rights to other holders or prospective holders of securities of the Company provided such rights are pari passu or junior to the rights of Guidant hereunder.

         5.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as (i) the Company remains subject to such reporting requirements pursuant to the provisions of the Exchange Act and the rules promulgated thereunder, or (ii) the Company is required to file such reports and documents in order to comply with the provisions of Section 5.7(a) hereof;

         (c) So long as Guidant owns any Shares, furnish to Guidant forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Guidant may reasonably request in availing itself of any rule or regulation of the Commission allowing Guidant to sell any such securities without registration.

         5.8 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to Guidant by the Company under this
Section 5 may be transferred or assigned by Guidant only to a transferee or assignee of not less than 50,000 of the Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) or to an affiliate of Guidant, provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of Guidant under this Agreement in a writing delivered to the Company.

         5.9 Termination of Registration Rights. The right of Guidant to request registration or inclusion in any registration pursuant to Section 5.1 of 5.2 shall terminate on the earlier to occur of (a) the date that all Shares held by Guidant may immediately be sold under Rule 144 during any ninety (90) day period or (b) the Closing of an acquisition of the Shares in exchange for shares of publicly traded stock of another entity registered on a registration statement under the Securities Act.

         5.10 Right of Participation. Subject to the terms and conditions specified in this Section 5.10, the Company hereby grants to Guidant a right of participation with respect to future sales by the Company of its New Securities (as hereinafter defined). If Guidant chooses to exercise the right of participation, Guidant may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

         Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("New Securities"), the Company shall first make an offering of such New Securities to Guidant in accordance with the following provisions:

         (a) The Company shall deliver a notice by certified mail (the "Notice") to Guidant stating _. its bona fide intention to offer such New Securities, _. the number of shares of such New Securities to be offered, and _. the price and terms, if any, upon which it proposes to offer such New Securities.

         (b) Within thirty (30) calendar days after delivery of the Notice, Guidant may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that number of shares of such New Securities obtained by multiplying the number of shares of New Securities being offered by the ratio of the number of Shares held by Guidant to the total number of shares of Common Stock outstanding.

         (c) The Company may, during the ninety (90) day period following the expiration of the period provided in subsection 5.10(b) hereof, offer the remaining unsubscribed portion of the New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Guidant in accordance herewith.

         (d) The right of participation in this Section 5.10 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board for the primary purpose of soliciting or retaining their services, or (ii) to the offer and sale of shares of Common Stock of the Company to the public pursuant to a firmly underwritten public offering, registered under the Securities Act pursuant to a registration statement, or (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (iv) to any securities issued upon exercise of currently outstanding options or warrants.

         5.11  Right of Consideration.

         (a) In the event that the Company receives from a third party any indication that such third party is interested in acquiring all or substantially all of the Company, either through an asset purchase, stock purchase, merger or other reorganization (an "Acquisition"), the Company shall immediately notify Guidant, in writing, of the interest of such third party. In the event that the Company enters into negotiations with such third party with regard to an Acquisition by such third party, it shall also negotiate in good faith with Guidant on an equal and arms-length basis with regard to an Acquisition by Guidant, and Guidant will be provided an equal and fair opportunity to submit a proposal for an acquisition; provided, however, that the Company retains the right to

         (i)      determine that it is not for sale;

         (ii) enter into an agreement in principle or a definitive agreement with any party making an offer with respect to an Acquisition that the Board determines in its sole discretion to be in the best interests of the shareholders of the Company, provided that the Company satisfies its obligations to Guidant, as set forth in this Section 5.11;

         (iii) retain the ability to terminate any such definitive agreement in the event that the Board determines, in good faith and after consultation with counsel, that the consummation of an Acquisition contemplated by such definitive agreement would be inconsistent with the fiduciary duties of the Board toward the shareholders of the Company;

         (iv) conduct a sale auction of the Company if the Board determines, in good faith and after consultation with counsel, that such an auction would be required by the fiduciary duties of the Board toward the shareholders of the Company, provided that the Company satisfies its obligations to Guidant, as set forth in this Section 5.11.

         (b) If the Board determines that it will seek to pursue an Acquisition, the Company will provide Guidant with a right of first offer (the "Right of First Offer") to acquire the Company as follows:

         (i) The Company shall, promptly upon determination by the Board to seek to pursue such an Acquisition, notify Guidant of its determination to that effect.

         (ii) Guidant shall, within thirty (30) days of such notice, provide to the Company a written proposal detailing the terms and conditions under which Guidant would be willing to complete an Acquisition.

         (iii) The Company shall consider Guidant's offer in good faith and will make an initial response to such offer within fifteen (15) days of the receipt of any proposal from Guidant.

         (iv) In the event that Guidant fails to respond to such notice within the thirty (30) day period specified in 5.11(b)(ii) above, Guidant shall be deemed to have waived its Right of First Offer.

         (v) The Company shall not be obligated to accept such a proposal from Guidant, and, in the event that it does not, it may pursue and consummate an Acquisition by any other party on terms that it deems to be in the best interests of its shareholders.

         (vi) If the Company does not consummate such an Acquisition by such a third party within one year of the Company's initial notice to Guidant, Guidant shall retain its Right of First Offer upon the occurrence of any subsequent determination with respect to an Acquisition.

         6.  Conditions Precedent.

         6.1 Conditions to Obligations of Guidant. The obligations of Guidant to consummate this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by Guidant:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing, except as otherwise contemplated by this Agreement, and Guidant shall have received a certificate or certificates signed by the Chief Executive Officer of the Company to such effect.

         (b) Performance of Obligations. The Company shall have performed all obligations required to be performed by it under this Agreement prior to the Closing, and Guidant shall have received a certificate signed by the Chief Executive Officer of the Company to such effect.

         (c) No Material Adverse Change. There shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of the Company on a consolidated basis. For the purposes of this section, a decline in the Company's average closing price per share on the Nasdaq Small Cap market listing (measured over a period of ten trading days prior to the date two days prior to the Closing) to a price less than $1.25 shall be deemed to be a material adverse change.

         6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by the Company:

         (a) Representations and Warranties. The representations and warranties of Guidant set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed by a Vice President of Guidant to such effect.

         (b) Payment. Guidant shall have tendered to the Company Seven Hundred Thousand Dollars ($700,000) in exchange for the Shares.

         7.  Indemnification.

         7.1 Indemnification by the Company.

         (a) The Company agrees to defend and indemnify Guidant and its affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, the "Guidant Indemnitees"), against, and hold each of them harmless from, any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 0 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of the Company contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; or (ii) any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by the Company occurring before or after the Closing.

         (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Guidant Indemnitees shall have the right to be put in the same financial position as they would have been in if each of the representations, warranties and covenants of the Company had been true and accurate, or if the Company had not breached any such covenants, or if none of the events, claims or liabilities referred to in Section 0(a) had occurred, been made or incurred.

         7.2 Indemnification Procedure. A party seeking indemnification (the "Indemnitee") shall give written notice to the Company of the assertion of a claim for indemnification. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Company twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all reasonable steps to protect the interests of itself and the Company, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Company of its expenses in doing so. The Company shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee. The Company shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Company in connection with its defense of indemnifiable claims.

         8.  Additional Agreements.

         8.1 Confidentiality. Until such time as the parties agree, mutually and in writing, to disclose such information, both parties agree that they will take all necessary steps to keep the existence and terms of this Agreement confidential and will refrain from disclosing the existence and/or terms of this Agreement to any third parties, except as such disclosure may be required by federal securities laws or by other government laws, regulations, or orders of administrative or regulatory agencies. Neither party shall file any press release with regard to the subject matter of this Agreement without first obtaining the prior written consent of the other party as to the form, content and timing of such press release.

         9.  Miscellaneous.

         9.1 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of Guidant in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Guidant are cumulative to, and are not exclusive of, any rights or remedies Guidant would otherwise have.

         9.2 Notice. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United States certified mail delivery, or five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Guidant (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

If to the Company:                   Everest Medical Corporation
                                     13755 First Avenue North
                                     Minneapolis, MN 55441
                                     Attention:  John L. Shannon, Jr.
                                     Fax: (612) 473-8140
With a copy to:                      Fredrikson & Byron, P.A.
                                     1100 International Centre
                                     900 Second Avenue South
                                     Minneapolis, MN 55402
                                     Attention:  Thomas R. King
                                     Fax: (612) 347-7077
If to Guidant:                       Guidant Corporation
                                     3200 Lakeside Drive
                                     Santa Clara, CA 95054
                                     Attention:  Greg S. Garfield
                                     Fax:  (408) 235-3987
With a copy to:                      Pillsbury Madison & Sutro LLP
                                     2550 Hanover Street
                                     Palo Alto, CA 94304
                                     Attention:  Katharine A. Martin
                                     Fax:  (650) 233-4545

         9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Guidant and its successors and assigns; provided, however, that the Company shall not assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of Guidant.

         9.4 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not made or delivered at the Closing, shall survive the closing and the delivery of this Agreement by the Company.

         9.5 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         9.6 Waiver of Conditions. If at the Closing, either party hereto fails to fulfill each of the conditions specified in Section 0 hereof, the other party may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in
Section 0 have not been fulfilled, the other party may waive compliance by such party with any such condition to such extent as such party may in its sole discretion determine. Nothing in this Section 0 shall operate to relieve either party of any obligations hereunder or to waive any of the other party's rights against such party.

         9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         9.8 Governing Law. This Agreement and the Shares issued and sold hereunder shall be governed by and construed in accordance with Minnesota law, without regard to the conflict of laws provisions thereof. The parties agree that the state or federal courts located in Minnesota shall have jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement.

         9.9 Captions. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company and Guidant by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                     GUIDANT

                                     GUIDANT CORPORATION



                                     By /s/ Jay Watkins
                                        Jay Watkins, Vice President


                                     COMPANY

                                     EVEREST MEDICAL CORPORATION



                                     By /s/ John Shannon
                                        John Shannon, President

                                    EXHIBIT A

                       DISCLOSURE SCHEDULE OF THE COMPANY

                   AMENDED DISCLOSURE SCHEDULE OF THE COMPANY


2.2(c) The following warrants to purchase an aggregate of 1,500,181 shares of Common Stock are outstanding:

                  13,500 shares at $2.25 per share
                  25,000 shares at $2.50 per share
                  1,105,440 shares at $2.75 per share
                  247,150 shares at $2.875 per share
                  109,091 shares at $3.50 per share

These warrants expire at various dates in 1998 through 2005.


2.6(l) On December 31, 1997, the Company increased the base salary of the chief executive officer to $198,000, effective January 1, 1998.


2.7      Pending product liability claims.
         The Company is currently aware of the following product liability claims:

CASE            LOCATION            DATE OF LOSS       INSURER         PRODUCT
B. Lang         Philadelphia, PA    December 1994      Medmarc         Scissors
T. Eckel        Montclair, NJ       August 1994        St. Paul        Scissors
P. Marchart     Neterland, TX       September 1994     St. Paul        Scissors

The Company believes the product liability limits of $3,000,000 under St. Paul and $4,000,000 under Medmarc are sufficient to meet the potential liability based on the information the Company is aware of.


2.9 A shareholder of the Company has provided a standby letter of credit to secure the Company's bank line. For this accommodation, he holds a security interest in all of the Company's assets, subordinated only to senior debt.


2.12 On July 24, 1997, the U.S. Patent Trademark Office ("PT") informed the Company's outside patent counsel that all claims of its divisional patent application designated as Bipolar Electrosurgical Scissors with Metal Cutting Edges and Shearing Surfaces are all allowable. This design embodies an "inner-to-outer" electrical configuration on each blade compared to the
"metal-on-metal" configuration the Company currently commercialized Everest Medical bipolar scissors. On this date, the PTO also informed the Company of a potential interference and, therefore, suspended the ex parte prosecution of the patent for a period of three months. On February 9, 1998, the Company filed an amendment in response to the Official Action dated January 23, 1998 in the above-identified patent application. As of this date, the PTO has not responded to the Company's proposed amendment.